UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 23, 2018

PCM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

1940 E. Mariposa Ave.

El Segundo, California 90245

 (Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

PCM, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders on July 23, 2018. At that meeting, a total of 10,511,538 votes or proxies were tabulated, representing 88.42% of total eligible votes. As of June 8, 2018, the record date, there were 11,887,551 shares outstanding. The following is a summary of matters that were voted on by the stockholders with the votes as noted below according to the final certificate of tabulation provided to the Company by Computershare, the Company’s transfer agent and inspector of elections, approving the proposals:

1. Election of directors to serve until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The director nominees received the following votes:

	FOR	WITHHELD	NON-VOTES
Frank F. Khulusi	7,605,435	213,684	2,692,419
Thomas A. Maloof	7,187,454	631,665	2,692,419
Ronald B. Reck	7,477,586	341,533	2,692,419
Paul C. Heeschen	7,580,064	239,055	2,692,419

2. Proposal to approve an amendment to the PCM, Inc. 2012 Equity Incentive Plan:

FOR	AGAINST	ABSTENTIONS	NON-VOTES
6,942,063	824,518	52,538	2,692,419

3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

FOR	AGAINST	ABSTENTIONS
10,255,433	44,150	211,955

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCM, INC.
(Registrant)

Date: July 25, 2018	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne
Chief Financial Officer

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